AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This Amendment to the AGREEMENT AND PLAN OF MERGER dated October 26, 2005 (the "Merger Agreement") by and among Premier Document Services, Inc., a Nevada corporation ("Parent"), Professional Document Services, Inc, a Nevada corporation ("Merger Sub") wholly owned by the Parent , and Navistar Communications Holdings, Ltd., ("the Company") a Hong Kong Company, as the 70% owner of  Happy Times Media Inc.("Happytimes"), a People's Republic of China Company is made and dated November 2, 2005.

The parties agree as follows:

1.

Section 2.02 of the Merger Agreement is hereby deleted in its entirety and replaced by the following:

2.02  Exchange Ratio.  The "Exchange Ratio" is as follows:

Each share of Company Stock shall be converted into one share of Parent Common Stock in the Merger, an Exchange Ratio of 1: 695,966 Parent)

2.

All other provisions of the Merger Agreement are affirmed and remain in effect.

3.

This Amendment to the Merger Agreement may be executed in one or more identical counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more such counterparts shall have been executed by each of the parties and delivered to the other parties.

IN WITNESS WHEREOF, the undersigned have caused their duly authorized officers (or representatives in the case of Merger Sub) to execute this Amendment to the Merger Agreement as of the date first above written.

Premier Document Services, Inc.

Merger Sub

By: /s/ Crystal KimHan

By: /s/ Crystal KimHan

Name: Crystal KimHan

Name: Crystal KinHan

Title: President

Title: President

Navistar Communications Holdings, Ltd.

By: /s/  Don B. Lee

Name: Don B. Lee

Title: Chief Executive Officer